Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "MOSAIC INCOME HOUSING FUND", CHANGING ITS NAME FROM "MOSAIC INCOME HOUSING FUND" TO "MREC2 FUND", FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF JUNE, A.D. 2023, AT 8:06 O`CLOCK A.M.

Jeffrey W. Bullock, Secretary of State

7389164 8100
SR# 20232834250

Authentication: 203614095
Date: 06-23-23

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:06 AM 06/23/2023
FILED 08:06 AM 06/23/2023
SR 20232834250 - File Number 7389164

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF TRUST

OF

MOSAIC INCOME HOUSING FUND

Pursuant to Title 12, Section 3810(b) of the Delaware Statutory Trust Act, the undersigned Trust executed the following Certificate of Amendment:

1. Name of Statutory Trust: Mosaic Income Housing Fund

2. The Certificate of Amendment to the Certificate of Trust is amended as follows:

   First: The name of the trust is MREC2 Fund.

3. This Certificate of Amendment shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment on the 23rd day of June, 2023.

/s/ JoAnn M. Strasser
JoAnn M. Strasser, Trustee